UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest events reported): May 8th, 2006 and May 10th, 2006

Commission File Number    333-89208

2-TRACK GLOBAL, INC.

(Exact name of registrant as specified in its charter)

NEVADA	41-2036671
(State of other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

35 Argo House Kilburn Park Road London, UK	NW6 5LF
(Address of Principal Executive Offices)	(Zip Code)

Issuer's telephone number:	011-44-20-7644-0472 (Registrant's telephone number, including area code)

Copies to:
Roger Linn, Esq.
WEINTRAUB GENSHLEA CHEDIAK SPROUL
400 Capitol Mall, 11th Floor
Sacramento, CA 95814

(916) 558-6064
(916) 446-1611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM: 8.01     Other Events

2-Track Ltd., a U.K. subsidiary of 2-Track Global Inc., entered into two agreements with Cheng Holin Technology ("Chengholin") in Taiwan that both companies will collaborate to further develop the Condor technology by developing solutions for tracking primarily Fleet Vehicle and associated assets, known as "Condor FMS".

Both companies have agreed to collaborate on the iTrac and pTrac Simens firmware development projects. In return for Chenholin agreeing to make available its iTrac source code and agreeing to pay 2-Track $10,000 for two projects, 2-Track has agreed to design, develop and test firmware and Chengholin has agreed to design, test and manufacture prototypes of the product.

A party may terminate this agreements forthwith at any time if either party breaches of their obligations.

The above agreements are attached here as Exhibit 99.1 and 99.2 to this Current Report on Form 8-K.

Exhibit Number	Description
99.01	iTrac Siemens FW contract
99.02	pTrac Siemens FW contract

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

2-Track Global, Inc.

/s/Mike Jung                  Chief Executive Officer
Mike Jung                       May 12, 2006

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